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                                 EXHIBIT 23.4


                       CONSENT OF DELOITTE & TOUCHE LLP


     We consent to the incorporation by reference in this registration statement of SunGard Data Systems Inc. on Form S-3 of our reports dated May 17, 1995 (September 23, 1995 as to Note 8), appearing in SunGard Data Systems Inc.'s Form 8-K filed October 6, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                        /s/ Deloitte & Touche LLP

                                        DELOITTE & TOUCHE LLP



  San Jose, California
  December 6, 1995